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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference and the inclusion of our reports with respect to the consolidated financial statements of the following companies:

                                                  Report Date
                                                  ------------
     First Merchants Corporation
          and subsidiaries                        January 19, 1996, except for
                                                  Note 2 as to which the date is
                                                  January 24, 1996

     Randolph County Bancorp and subsidiary       January 17, 1996, except for
                                                  the last paragraph of the note
                                                  on Loans and Allowance as to
                                                  which the date is March 19,
                                                  1996

     Union National Bancorp and subsidiary        February 2, 1996




included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ Geo. S. Olive & Co., LLC



Indianapolis, Indiana
April 5, 1996




                                    Ex. 23a-1